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                                                                      EXHIBIT 21

                           SUBSIDIARIES OF REGISTRANT



HEALTH MICRO DATA SYSTEMS, INC.

CITATION PROFESSIONAL SERVICES, INC.



         BOTH SUBSIDIARIES ARE WHOLLY-OWNED BY REGISTRANT.








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